    As filed with the Securities and Exchange Commission on April 17, 1997.

                                                     Registration No. 33-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ARK RESTAURANTS CORP.
             (Exact name of registrant as specified in its charter)


            NEW YORK                                   13-3156768
   (State or other jurisdiction of       (I.R.S. employer identification number)
   incorporation or organization)



                                 85 FIFTH AVENUE
                            NEW YORK, NEW YORK 10003
               (Address of principal executive offices) (Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                              SHACK & SIEGEL, P.C.
                                530 FIFTH AVENUE
                            NEW YORK, NEW YORK 10036
                           ATTN: PAUL S. GOODMAN, ESQ.
                     (Name and address of agent for service)
                                 (212) 782-0700
          (Telephone number, including area code, of agent for service)


                                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
     Title of securities       Amount to be        Proposed maximum            Proposed maximum       Amount of Registration Fee
      to be registered          registered    offering price per share*   aggregate offering price
------------------------------------------------------------------------------------------------------------------------------------
        Common Stock,           270,000                   $9.25                  $2,497,500                      $757
  par value $.01 per share
------------------------------------------------------------------------------------------------------------------------------------


         *Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) on the basis of the average of the high price of $9.50 and low price of $9.00 reported on the NASDAQ National Market System for the Registrant's Common Stock on April 11, 1997.

         If any of the securities being registered pursuant to this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.

                                                                             [X]

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


                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified by this Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant's Annual Report on Form 10-K for the fiscal year ended September 28, 1996, the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 1996 and the description of the Registrant's Common Stock, par value $.01 per share, set forth in the Registrant's Registration Statement No. 33-00964 on Form S-18 are incorporated herein by reference and are deemed to be part hereof.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all shares of Common Stock, par value $.01 per share (the "Shares"), offered by the Registrant for purchase pursuant to options which may be granted under the Registrant's 1996 Stock Option Plan have been sold or deregistering all such Shares then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Shack & Siegel, P.C., 530 Fifth Avenue, New York, New York 10036, is counsel to the Registrant and has passed upon the legality of the Shares to which this Registration Statement relates. Donald D. Shack, a member of the firm Shack & Siegel, P.C., is a director of the Registrant.


                                        2


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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (A) The Registrant's authority to indemnify its officers and directors is governed by the provisions of Sections 721 through 726 of the Business Corporation Law of the State of New York (the "BCL"), by the Certificate of Incorporation of the Registrant, and by the Registrant's By-laws.

         (B) The Certificate of Incorporation of the Registrant provides as follows:

                  The personal liability of the directors of the Corporation to the Corporation or its shareholders for damages for any breach of duty as a director is hereby eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York as the same may be amended and supplemented. The Corporation shall, to the fullest extent permitted by the New York Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any indemnified person may be entitled under any by-laws, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such person.

         (C) Article V, Section 4 of the Registrant's By-Laws provides as follows:

                  The Corporation shall, to the fullest extent permitted by the New York Business Corporation Law as amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law.

                  The Corporation may enter into indemnification agreements with any officers, directors or other persons whom it shall have power to indemnify, when and as determined by the Board of Directors.

         (D) The Board of Directors of the Registrant authorized the Registrant to enter into indemnity agreements with officers and directors of the Registrant when and as determined by the Board of Directors. Pursuant to the foregoing authority, the Registrant has entered into indemnity agreements with each of its directors and certain of its officers.


                                        3


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         The indemnity agreements obligate the Registrant to provide the maximum protection allowed under the BCL. The indemnity agreements supplement and increase the protection afforded to officers and directors under the Certificate of Incorporation in the following respects:

          1. The indemnity agreements establish the presumption that the officer or director has met the standard of conduct required for indemnification, as prescribed under the BCL. Indemnification will be made unless the Board of Directors, independent legal counsel or the stockholders of the Registrant determines that the applicable standard of conduct has not been met.

         2. The indemnity agreements provide that litigation expenses shall be paid promptly by the Registrant as they are incurred or shall be advanced on behalf of the officer or director as may be appropriate against delivery of invoices therefor in advance of indemnification, provided that if it is ultimately determined that such officer or director is not entitled to indemnification for such expenses he or she shall promptly repay such amounts to the Registrant.

         3. In the event of a determination by the Board of Directors, independent legal counsel or the stockholders of the Registrant that an officer or director did not meet the standard of conduct required for indemnification, the indemnity agreements allow such officer or director to contest this determination by petitioning a court to make an independent determination of whether such officer or director is entitled to indemnification under the indemnity agreements.

         4. The indemnity agreements explicitly provide for partial indemnification of costs and expenses in the event that an officer or director is not entitled to full indemnification under the terms of the indemnity agreements.

         5. The indemnity agreements cannot be unilaterally modified or amended by the Registrant, the Board of Directors or the stockholders of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number                              Description
--------------                              -----------
      4.1                                   1996 Stock Option Plan.

      4.2                                   Form of  Option Agreement under the 1996 Stock Option
                                            Plan.

      5                                     Opinion of Shack & Siegel, P.C. with respect to the
                                            legality of the Shares being registered hereby.

                                        4


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


     23.1                           Consent of Shack & Siegel, P.C. (contained in the Opinion
                                    filed as Exhibit 5 hereto).

     23.2                           Consent of Deloitte & Touche LLP.

     24                             Power of Attorney (contained on the signature page
                                    hereof).

         ITEM 9.  UNDERTAKINGS.

         A.  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section l3 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each


                                        5


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



filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                        6


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of April, 1997.

                                                     ARK RESTAURANT CORP.

                                                     (Registrant)

                                                     By: /s/ Michael Weinstein
                                                         -----------------------
                                                          Michael Weinstein,
                                                          President

                                POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby appoints Michael Weinstein and Robert Towers, and each of them acting singly, as his attorney-in-fact, to sign in his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the date indicated.


                SIGNATURE                      DATE                        CAPACITY IN WHICH SIGNED
                ---------                      ----                        ------------------------
/s/      Michael Weinstein            April 17, 1997              President and Director of the Registrant
----------------------------------
         Michael Weinstein

/s/      Ernest Bogen                 April 17, 1997              Chairman of the Board and Director of
----------------------------------                                  the Registrant
         Ernest Bogen

/s/      Vincent Pascal               April 17, 1997              Vice President, Secretary and Director of
----------------------------------                                  the Registrant
         Vincent Pascal

/s/      Robert Towers                April 17, 1997              Vice President, Treasurer  and Director of
----------------------------------                                  the Registrant
         Robert Towers

/s/      Andrew Kuruc                 April 17, 1997              Vice President, Controller and Director of
----------------------------------                                  the Registrant
         Andrew Kuruc

/s/      Paul Gordon                  April 17, 1997              Vice President and Director of the
----------------------------------                                  Registrant
         Paul Gordon

/s/      Jay Galin                    April 17, 1997              Director of the Registrant
----------------------------------
         Jay Galin

/s/      Donald D. Shack              April 17, 1997              Director of the Registrant
----------------------------------
         Donald D. Shack


                                        7


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EXHIBIT INDEX

            Exhibit Number               Description                                             Page
            --------------               -----------                                             ----
                  4.1                    1996 Stock Option Plan.

                  4.2                    Form of Option Agreement under the
                                         1996 Stock Option Plan.

                   5                     Opinion of Shack & Siegel, P.C. with
                                         respect to the legality of the shares of Common Stock being registered hereby.

                 23.1                    Consent of Shack & Siegel, P.C.
                                         (contained in the Opinion filed as
                                         Exhibit 5 hereto).

                 23.2                    Consent of Deloitte & Touche LLP.

                  24                     Power of Attorney (contained on the
                                         signature page hereof).




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